EXHIBIT 99
[TD Banknorth Inc. Logo]

                                                                 News Release

                                                               Media Contact:
                                                            TD Banknorth Inc.
                                                            Jeffrey Nathanson
                                                               (207) 761-8517
                                            jeffrey.nathanson@tdbanknorth.com


TD Banknorth Inc. to Present at the National Bank Financial Canadian Financial Services Conference

PORTLAND, Maine-March 23, 2006--TD Banknorth Inc. (NYSE: BNK) announced today that William J. Ryan, Chairman, President & CEO, will present at the National Bank Financial Canadian Financial Services Conference at the Centre Mont-Royal, 2200 Mansfield Street, in Montreal, Quebec, Canada, from 8:00 a.m. to 8:30 a.m. EST on Wednesday, March 29, 2006.

A live web cast of the National Bank Financial Canadian Financial Services Conference will be available at http://www.nbfinancial.com/webcast/webcast_ en.htm. The web cast will also be accessible from the Investor Relations/ Events section of the TD Banknorth website at www.tdbanknorth.com. Shortly after the conference, a replay of the web cast will be available for a period of at least 30 days from the Investor Relations/Presentations section of the TD Banknorth website.

About TD Banknorth Inc.

TD Banknorth Inc. is a leading banking and financial services company headquartered in Portland, Maine and a majority-owned subsidiary of TD Bank Financial Group. At January 31, 2006, TD Banknorth had over $40 billion of total consolidated assets and provided financial services to more than 1.5 million households in the Northeast. TD Banknorth's banking subsidiary, TD Banknorth, N.A., operates banking divisions in Maine, New Hampshire, Massachusetts, Connecticut, Vermont, New York, New Jersey and Pennsylvania. TD Banknorth and TD Banknorth, N.A. also operate subsidiaries and divisions in insurance, wealth management, merchant services, mortgage banking, government banking, private label credit cards, insurance premium financing and other financial services and offer investment products in association with PrimeVest Financial Services, Inc. The TD Banknorth common stock trades on the New York Stock Exchange under the symbol "BNK". For more information, visit http://www.tdbanknorth.com.


CONTACT: TD Banknorth Inc.
Jeffrey Nathanson, 207-761-8517

SOURCE: TD Banknorth Inc.